UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	000-49798	94-2340464
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6035 Stoneridge Drive

Pleasanton, California  94588

(Address of principal executive offices including zip code)

(925) 847-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

At the Thoratec Corporation (the “Company”) Annual Meeting of Shareholders held on May 25, 2011 (the “Annual Meeting”), the shareholders of the Company voted on the following four proposals, each of which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2011.

Proposal No. 1: To elect eight directors to serve for the ensuing year or until their successors are elected and qualified:

	Number of Votes
	For	Withheld	Non Votes
Gerhard F. Burbach	46,672,109	749,205	4,351,536
J. Daniel Cole	46,504,614	916,700	4,351,536
Steven H. Collis	46,742,985	678,329	4,351,536
Neil F. Dimick	39,439,869	7,981,445	4,351,536
Elisha W. Finney	46,771,791	649,523	4,351,536
D. Keith Grossman	46,509,259	912,055	4,351,536
Paul A. LaViolette	46,726,648	694,666	4,351,536
Daniel M. Mulvena	46,505,263	916,051	4,351,536

Proposal No. 2:  To conduct an advisory vote on the compensation of the Company’s named executive officers:

Number of Votes
For	41,606,442
Against	4,086,765
Abstain	1,728,107
Non Votes	4,351,536

Proposal No. 3: To conduct an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers:

Number of Votes
Three Years	15,656,679
Two Years	157,211
One Year	29,881,889
Abstain	1,725,440
Non Votes	4,351,536

Proposal No. 4:  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for its fiscal year ending December 31, 2011:

Number of Votes
For	51,312,654
Against	442,385
Abstain	17,811

In accordance with the shareholders vote in favor of an advisory vote to occur every year, the Company has decided to hold an advisory vote on the compensation of the Company’s named executive officers every year, until the next required vote on the frequency of the shareholder vote on the compensation of named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of May 26, 2011

THORATEC CORPORATION

	By:	/s/ Gerhard F. Burbach

Gerhard F. Burbach
President and Chief Executive Officer